EXHIBIT 10.4

PERFORMANCE SHARE UNIT AWARD AGREEMENT

This Performance Share Unit Award Agreement (along with Exhibit A hereto, this “Agreement”), is made as of [__], 20[__] by and between Monster Beverage Corporation, a Delaware corporation (the “Company”), and [___________] (“Participant”).

Preliminary Recitals

A.Participant is an Employee of the Company or its Subsidiaries.

B.Pursuant to the Monster Beverage Corporation 2020 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”), the Company desires to grant Participant the Performance Award (as such term is defined below) subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth below.

C.Capitalized terms not otherwise defined in this Agreement shall have the meaning given to them in the Plan.

NOW, THEREFORE, the Company and Participant agree as follows:

1.Grant of the Performance Award. The Company hereby grants to Participant, subject to the terms and conditions set forth herein and in the Plan, the Award of “Performance Share Units” set forth in Exhibit A (the “Performance Award”).

2.Vesting. Except as specified in Section 4 below, subject to Participant’s continued employment with, or services to, the Company or its Affiliates, as an Employee (the “Services”) on the relevant “Vesting Date” set forth in Exhibit A, and the satisfaction of the performance goals set forth in Exhibit A, the Performance Award shall vest (in whole or in part, as applicable) on the Vesting Date.

3.Settlement of the Performance Award. On the earliest practicable date (but no later than March 15th of the year following the Vesting Date of the applicable “Performance Period” set forth in Exhibit A, unless otherwise specified in Section 4 below) after the applicable Vesting Date, the Company shall issue Shares to Participant with respect to the portion of the Performance Award corresponding to the level of performance achieved during the Performance Period, as set forth in Exhibit A; provided that, Participant has not previously forfeited the Performance Award in accordance with Section 4 below.

4.Termination of the Services.

a.Except as may be provided in an employment agreement or in any other agreement with the Company or one of its Affiliates, or as the Committee may otherwise determine in its sole discretion, in the event that the Services terminate for any reason prior to the Vesting Date (including a termination of the Services by the Company for Cause (as defined below)), the entire portion of the Performance Award shall be forfeited without the payment of consideration; provided that, (i) subject to Section 7.4 of the Plan, if the Services are terminated on or after the Vesting Date set forth in Exhibit A but the portion of the Performance Award that vested on such Vesting Date remains unpaid, Participant shall remain eligible to receive the vested portion of the Performance Award pursuant to Section 3, (ii) if the Services are terminated prior to the Vesting Date set forth in Exhibit A due to Participant’s death or

Disability, Participant shall immediately vest in, and be eligible to receive, the number of Performance Share Units based on the number of Shares deliverable at “Target Performance” (as described in Exhibit A) and the remaining portion of the Performance Award that is not vested on the effective date of the termination of the Services due to Participant’s death or Disability shall be forfeited without the payment of consideration and (iii) if the Services are terminated prior to the Vesting Date set forth in Exhibit A due to Participant’s Retirement, Participant shall be eligible to receive a portion of the Performance Award in accordance with Section 3 above with the number of Shares underlying such portion of the Performance Award to be delivered to Participant calculated as follows: first, by determining the number of Shares deliverable at the actual level of performance for the Performance Period and second, by multiplying such amount by a fraction, the numerator of which is the number of full calendar months elapsed in the Performance Period prior to the effective date of the termination of Services due to Retirement, and the denominator of which is thirty-six (36).

b.For purposes of this Agreement, “Cause” means (i) the Company or an Affiliate having “cause” to terminate the Services, as defined in any employment or consulting agreement or similar services agreement between Participant and the Company or an Affiliate in effect at the time of such termination, or (ii) in the absence of any such employment, consulting or similar services agreement (or the absence of any definition of “Cause” contained therein), as determined by the Committee, Participant’s act(s) of fraud or dishonesty, knowing and material failure to comply with applicable laws or regulations or satisfactorily perform Participant’s services with the Company or its Affiliates, insubordination and/or drug or alcohol abuse that impairs Participant’s ability to perform the essential functions of Participant’s position with the Company. Additionally, for purposes of this Agreement, “Retirement” means the Services terminate due to the voluntary resignation by Participant on or after the date Participant has (i) attained age sixty five (65), (ii) completed ten (10) or more years of continuous Services and (iii) provided at least six (6) months’ written notice prior to the last day of the Services (unless determined otherwise by the Committee) and (iv) signed and delivered to the Company or one of its Subsidiaries a Confidential Information, Invention and Original Works Assignment Agreement (the “Confidentiality Agreement”).

c.For the avoidance of doubt, if a consultant becomes an employee or a Director or an employee becomes a consultant or a Director, without a break in service to the Company, the “Services” shall include both employment as an employee and service as a consultant or a Director and no termination of the Services shall occur.

5.Transferability. The Performance Award may only be transferred pursuant to the requirements under Section 11.3 of the Plan.

6.Adjustments; Change in Control.

a.Subject to Sections 6(b) and 6(c) below and Section 11.2 of the Plan, in the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Performance Award as the Committee deems equitable or appropriate to prevent dilution or enlargement of the rights of Participants under the Plan, taking into consideration the accounting and tax consequences. Any adjustment under this Section 6(a) shall be made by the Committee, whose determination as to what adjustments shall be made, if any, and the extent thereof, will be conclusive and binding for all purposes.

b.In the event of a Change in Control in which the successor company assumes or replaces the Performance Award (or in which the Company is the ultimate parent corporation and continues the Performance Award),  and such Change in Control occurs within the first calendar year of the Performance Period (as such term is defined in Exhibit A), the entire Performance Award shall automatically convert into Restricted Stock Units, and the number of Shares underlying such Restricted Stock Units to be delivered to Participant shall be based on the number of Shares deliverable at “Target Performance” (as described in Exhibit A); provided that, if the Change in Control occurs within the second calendar year or third calendar year of the Performance Period, the entire Performance Award shall automatically convert into Restricted Stock Units, and the number of Shares underlying such Restricted Stock Units to be delivered to Participant shall be based on the number of Shares deliverable at the actual level of performance for the portion of the Performance Period which has elapsed as of the date of the Change in Control, which performance shall be determined by the results of the performance measures outlined in Exhibit A.  Any Restricted Stock Unit under this Section 6(c) will remain unvested until the applicable Vesting Date; provided that, in the event that Participant’s employment or service with such successor company (or a subsidiary thereof) terminates other than due to a termination of the Services by the Company for Cause within twenty four (24) months following such Change in Control, the Restricted Stock Units shall be one hundred percent (100%) vested as of such termination date.

c.In the event of a Change in Control in which the successor company does not assume or replace the Performance Award (or the Company is the ultimate parent corporation and does not continue the Performance Award), and such Change in Control occurs within the first calendar year of the Performance Period, the entire Performance Award shall be considered to be earned and payable at “Target Performance” and any other restriction shall lapse and the Performance Award shall be immediately settled or distributed; provided that, if the Change in Control occurs within the second calendar year or third calendar year of the Performance Period, the Performance Award shall be considered to be earned and payable at the actual level of performance for the portion of the Performance Period which has elapsed as of the date of the Change in Control, which performance shall be based on the results of the performance measures outlined in Exhibit A, and any other restriction shall lapse and the Performance Award shall be immediately settled or distributed.

7.No Rights as Stockholder. Participant shall have no rights as a stockholder with respect to any Share underlying a Performance Award unless and until Participant becomes the holder of record or the beneficial owner of such Share, and, subject to Section 8 of this Agreement, no adjustment shall be made for dividends or distributions or other rights in respect of such Share for which the record date is prior to the date upon which Participant becomes the holder of record or the beneficial owner thereof.

8.Dividend Equivalents. The Company will credit the Performance Award (or a portion thereof, as applicable) with Dividend Equivalent payments following the payment by the Company of dividends on Shares. The Company will provide such Dividend Equivalents in Shares having a Fair Market Value per Share, as of the date of such dividend payment, equal to the per-Share amount of such applicable dividend, and shall be payable at the same time as (and only if) the Performance Award (or a portion thereof, as applicable) is settled in accordance with Section 3 above. In the event that the Performance Award is forfeited by its terms, Participant shall have no right to Dividend Equivalent payments in respect of the Performance Award.

9.Tax Withholding. The Company shall have the right to require Participant to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements related to any payment or benefit under this Agreement and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

10.Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional Shares shall be issued upon settlement of the Performance Award, and the Company shall not be under any obligation to compensate Participant in any way for such fractional shares; provided that, to the extent any fractional Shares are settled in respect of the Performance Award, such fractional Shares shall be settled in cash.

11.Notices. Any notice required or permitted to be given hereunder to the Company shall be addressed as follows:

Monster Beverage Corporation

Attn: [_____________]

1 Monster Way

Corona, CA 92879

HumanResources@Monsterenergy.com

Any notice required or permitted to be given hereunder to Participant shall be addressed to Participant at the latest address the Company has for Participant in its records. Such notice shall be deemed to have been duly given if (i) delivered personally, (ii) sent by certified, registered or express mail, postage prepaid, return receipt requested, or (iii) by a reputable overnight delivery service. Any such notice shall be deemed to have been received (x) if by personal delivery, on the day after such delivery, (y) if by certified or registered mail, on the fifth business day after the mailing thereof, or (z) if by express mail or overnight delivery service, on the day delivered. Notwithstanding the foregoing, any notice required or permitted hereunder from the Company to Participant (or vice-versa) may be made by electronic means, including by electronic mail to the Company-maintained electronic mailbox of Participant (or the Company-maintained electronic mailbox for the Company’s Human Resources department, which electronic mailbox address is set forth above), and Participant and the Company hereby consent to receive such notice by electronic delivery. To the extent permitted in an electronically delivered notice described in the previous sentence, Participant and the Company shall be permitted to respond to such notice or communication by way of a responsive electronic communication, including by electronic mail.

12.No Right to Continue the Services. This Agreement shall not confer upon Participant any right with respect to continuance of the Services nor shall it interfere in any way with the right of the Company or its Subsidiaries to terminate the Services at any time.

13.Compliance with Law and Regulation. This Agreement and the obligation of the Company to deliver Shares hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. If at any time the Board shall determine that the (i) listing, registration or qualification of the Shares subject or related thereto upon any securities exchange or under any state or federal law, or (ii) consent, approval or agreement of any government regulatory body, is necessary or desirable as a condition of or in connection with the distribution of Shares pursuant to the Performance Award, such Shares will not be distributed in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Board.

14.Restrictive Covenants.

a.Notwithstanding any other provision of this Agreement or the Plan, in the event of Participant’s breach of the Confidentiality Agreement or any other agreement with the Company or one of its Subsidiaries that Participant is subject to restrictive covenants, in addition to any other remedies at law or in equity the Company and/or any of its Subsidiaries may have available, all unvested Performance Share Units held by Participant shall be immediately forfeited on the date which Participant breaches the Confidentiality Agreement or such other agreement contemplating restrictive covenants, and the Company may in its sole discretion, request from Participant that any gain realized by Participant from the vesting of any Performance Share Units, following such breach, shall be paid by Participant to the Company.

b.In addition, Participant acknowledges and agrees, subject to Section 14(c) below, neither Participant nor the Company shall disparage or otherwise publish or communicate “derogatory” statements or opinions about the other party (and, for the avoidance of doubt, in the case of the Company, Participant shall not disparage or otherwise publish or communicate “derogatory” statements or opinions about the Company’s respective businesses or personnel), to any Person, be it orally or in writing. For purposes of this Agreement, “derogatory” shall be defined as a statement that detracts from another Person’s character, standing, or reputation.

c.Nothing in this Agreement, the Plan or any other agreement with the Company or any of the provisions above shall be construed to prevent or limit Participant from (i) reporting any good faith allegation of unlawful employment practices to any appropriate federal, state, or local government agency enforcing discrimination laws; (ii) reporting any good faith allegation of criminal conduct to any appropriate federal, state, or local official, including pursuant to “whistleblower” statutes or other similar provisions that protect such disclosure and provide for a monetary award; (iii) participating in a proceeding with any appropriate federal, state, or local government agency enforcing discrimination laws; (iv) making any truthful statements or disclosures required by law, regulation, or legal process; (v) discussing the terms and conditions of Participant’s employment with others to the extent expressly permitted by Section 7 of the National Labor Relations Act; (vi) disclosing a trade secret that is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and solely for the purpose of reporting or investigating a suspected violation of law, or is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal pursuant to the federal Defend Trade Secrets Act of 2016; or (vii) requesting or receiving confidential legal advice. Prior permission of the Company shall not be required to make any reports or disclosures under this Section 14(c) and Participant is not required to notify the Company that Participant has made such reports or disclosures.

d.Participant acknowledges that the provisions of this Section 14 are in consideration of the Performance Award. For the avoidance of doubt, the covenants in this Section 14 do not supersede, restrict or otherwise limit Participant’s obligations under any other covenants applicable in connection with the Services.

15.Amendment. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referring hereto, and signed by both parties.

16.Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

17.Governing Law. This Agreement shall be construed according to the laws of the State of Delaware and all provisions hereof shall be administered according to and its validity shall be determined under, the laws of such State, except where preempted by federal laws.

18.Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

19.Counterparts; Electronic Delivery and Signature. This Agreement may be signed (including by electronic signature methods) in two (2) counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument.  The Company may, in its sole discretion, decide to deliver any document related to current or future participation in the Plan by electronic means. Participant and the Company each agrees and acknowledges that the use of electronic media (including, without limitation, an electronic signature or a clickthrough button or checkbox on a website of the Company or a third party administrator designated by the Company) to indicate Participant’s confirmation, consent, signature, agreement and delivery of this Agreement and the Performance Award is legally valid and has the same legal force and effect as if Participant and the Company signed and executed this Agreement in paper form. The same use of electronic media may be used for any amendment or waiver of this Agreement.

20.Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

21.Severability. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

22.Plan. The terms and conditions of the Plan (including the forfeiture events under Section 12.4 of the Plan) are incorporated in this Agreement by reference. In the event of a conflict or inconsistency between the terms and conditions of the Plan and the terms and conditions of this Agreement, the Plan shall govern and control.

23.Section 409A of the Code. It is intended that the Performance Award be exempt from or compliant with Section 409A of the Code (together with any Department of Treasury regulation and other interpretive guidance issued thereunder, including without limitation any such regulation or other guidance that may be issued after the date hereof, “Section 409A”) and this Agreement shall be interpreted, construed, and operated to reflect such intent. However, notwithstanding any other provision of the Plan or this Agreement, if at any time the Committee determines that the Performance Award (or any portion thereof) may be subject to Section 409A, the Committee shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan or this Agreement, or adopt other policies and procedures (including amendments, policies, and procedures with retroactive effect), or take any other action, as the Committee determines is necessary or appropriate either for the Performance Award to be exempt from the application of Section 409A or to comply with the requirements of Section 409A. A termination of the Services shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts subject to Section 409A upon or following a termination of the Services unless such termination is also a “separation from service” within the meaning of Section 409A, and for purposes of any such provision of this Agreement, references to  “resignation,” “termination,” “terminate,” “retirement,” “retire” or like terms shall mean separation from service. If Participant is a

“specified employee” (as defined under Section 409A) and should any portion of the Shares that would otherwise be settled under the Performance Award be determined to be payments that are not exempt from Section 409A, such Shares, to the extent otherwise payable within six (6) months after a “separation from service” (as defined under Section 409A), and to the extent necessary to avoid the imposition of taxes under Section 409A, will be settled on the earlier of the date that is six (6) months and one day after the date of such separation from service or the date of Participant’s death.

24.Entire Agreement. This Agreement and the Plan constitute the entire understanding between Participant and the Company regarding the Performance Award. This Agreement and the Plan supersede any prior agreements, commitments, or negotiations concerning the Performance Award.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer and Participant has executed this Agreement both as of the day and year first above written.

MONSTER BEVERAGE CORPORATION

By:
[______________]		Name:
Title:

Exhibit A to Performance Share Unit Award Agreement

Performance Goals for 20[__]-20[__] Performance Period

For purposes of this Agreement, the performance goals for the Performance Period indicated below are as follows:

Performance Level	Performance Goals Cumulative EPS For the Following Performance Period: 1/1/20[__]-12/31/20[__]	EPS Performance Percentage
Below Threshold	Below $[___]	[_]%
Threshold	$[___]	[_]%*
Target	$[___]	[_]%*
Maximum	$[___]	[_]%*

* Linear interpolation applies between threshold/target and target/maximum performance levels.

Performance Period	Threshold Performance Share Units	Target Performance Share Units	Maximum Performance Share Units	Vesting Date
20[__]-20[__] (3 years)	[___]	[___]	[___]	12/31/20[__]

“Adjusted EPS” means [__].

“Cumulative EPS” means the sum of the Adjusted EPS during the Performance Period or portion thereof.

“EPS” means earnings per share.

“EPS Performance Percentage” means [__].

A-1